UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2015
Date of Report (Date of earliest event reported)

CLOUDWEB, INC.
(Exact name of registrant as specified in its charter)

Florida	333-199193	47-0978297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dept. Office 12a Greenhill Street Stratford Upon Avon Warwickshire, United Kingdom	CV376LF
(Address of principal executive offices)	(Postal Code)

+44 20 8050 2376

               Registrant’s telephone number, including area code

FORMIGLI, INC.
895 Pismo Street
San Luis Obispo, California

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 28, 2016, Cloudweb, Inc., a Florida corporation (“Cloudweb” or the “Company”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Liao Zhi De, an individual residing in China, whereby  Cloudweb issued 2,500,000 shares of its common stock in exchange for 100% of the issued and outstanding equity interests of Data Cloud Inc., a Nevada corporation (“Data Cloud”).

As a result of the Share Exchange Agreement, Liao Zhi De became the sole executive officer and sole member of the Board of Directors of Cloudweb.  Mr. Liao also controls Letterston Investments Ltd., which acquired 250,000,000 shares of common stock of Cloudweb on January 28, 2016.  Therefore, Mr. Liao controls approximately 81% of Cloudweb’s issued and outstanding shares of common stock.

On November 25, 2015, Data Cloud completed the purchase of 100% of the issued and outstanding equity interests of Web Hosting Solutions Ltd., a United Kingdom company (“WHS”) from James Holland, an individual residing in the United Kingdom, pursuant to the Share Purchase Agreement, dated October 23, 2015, by and among Data Cloud, James Holland and WHS (the “Purchase Agreement”) for GBP 47,000 and certain post-closing covenants.  Per the Purchase Agreement, Data Cloud agreed to (a) appoint Mr. Holland to its Board of Directors, (b) employ Mr. Holland on terms described below, and (c) invest a minimum of USD $10,000 per month in debt or equity into WHS for three (3) consecutive months following the closing of the transaction.

Data Cloud employs Mr. Holland to continue the management and operations of WHS during the period of his employment.  The compensation during the term of his employment with Data Cloud will consist of (i) a fixed salary of GBP1,750 per month, (ii) fifteen percent (15%) of all profits generated by WHS during the period of Mr. Holland’s employment with Data Cloud, (iii) payment or reimbursement for office space rental and an automobile lease.  For purposes of the above calculation, “profits” means revenue minus expenses.  Mr. Holland’s employment with Data Cloud can be terminated by him or Data Cloud, for any or no reason, upon ninety (90) days advance notice after the first six (6) months of his employment (during the first six (6) months neither party may terminate).  Upon termination, Data Cloud shall have no further obligation to pay any compensation to Mr. Holland.

ITEM 2.01 COMPELTION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 28, 2016, Cloudweb completed the acquisition of 100% of the issued and outstanding equity interests of Data Cloud from Liao Zhi De pursuant to the Share Exchange Agreement.  As a result of the completion of this acquisition, 2,500,000 shares of Cloudweb’s common stock were issued to Liao Zhi De.

As a result of the Share Exchange Agreement, Liao Zhi De became the sole executive officer and sole member of the Board of Directors of Cloudweb.  Mr. Liao also controls Letterston Investments Ltd., which acquired 250,000,000 shares of common stock of Cloudweb on January 28, 2016.  Therefore, Mr. Liao controls approximately 81% of Cloudweb’s issued and outstanding shares of common stock.

The number of shares issued to Mr. Liao was determined through negotiations between Cloudweb and Mr. Liao. The parties agreed to value the shares to be issued by Cloudweb at $0.03 and value all of the shares of Data Cloud transferred by Liao Zhi De to Cloudweb at $75,000.

Cloudweb is not a “shell company” as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, and is not required to include the below the information that would otherwise be required if Cloudweb were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934.  However, as a result of the Share Exchange Agreement, Cloudweb has elected to provide the Form 10 information below.

FORM 10 INFORAMTION

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. These statements relate to future events or our future financial performance. These statements often can be identified by the use of terms such as "may," "will," "expect," "believe," "anticipate," "estimate," "approximate" or "continue," or the negative thereof. We intend that such forward-looking statements be subject to the safe harbors for such statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management's best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties and important factors beyond our control that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

(a)	General Business.

Cloudweb was incorporated in the State of Florida on May 25, 2014.  On January 28, 2016, Cloudweb completed the transactions contemplated by the Share Exchange Agreement entered into with Liao Zhi De, whereby Cloudweb issued 2,500,000 shares of its common stock to Mr. Liao in exchange for 100% of the issued and outstanding equity interests of Data Cloud.  Data Cloud owns 100% of the issued and outstanding equity interests of WHS, which it purchased from James Holland for GBP 47,000 as described under “Item 1.01 Entry into a Material Definitive Agreement.”

Pursuant to the Purchase Agreement, Data Cloud agreed to employ Mr. Holland to continue management and operations of WHS during the period of his employment.  WHS has been providing web hosting solutions for approximately ten (10) years and became a UKprivate limited company in 2012.  In connection with the Share Exchange Agreement, Cloudweb elected to enter into the web hosting industry.

Current Business Overview

Currently, WHS provides web hosting solutions to various clients. To date, WHS has attracted its customers through online advertising without any continuous marketing investment.

WHS is a small player in the web hosting industry and currently its only competitive advantage is its ability to offer a personal approach to local businesses mostly located in the United Kingdom. WHS’s current list of clients includes the NHS (National Health Service) and many private small- and medium-sized business (SMB) enterprises.

LOOKING AHEAD

With injected advertising capital, the Company believes it will be able to offer other services within the web hosting sector and improve on its current offerings.

In particular, WHS intends to provide cloud computing services to clients. Cloud computing, whereby companies can expand network capacity and run applications directly on a vendor’s network, is an emerging paradigm computing concept that enables both information technology infrastructure and software to be delivered directly over the Internet as a service.  Cloud computing offers lower budgetary requirements and commitments which may allow smaller companies to piece together an IT project without spending on purchasing legacy servers, and storage systems. Additionally, the burden of developing and maintaining the technological expertise required in running a computer network is transferred to the service provider. The pay-per-use basis of cloud computing helps transform the way IT departments create and deploy customized applications. WHS believes that cloud computing is poised to transform the economics of information technology in the next few years.

The Parallels SMB Cloud Insights for Global 2014 report estimates that the cloud market for small business was $62 billion in 2013, and will double by 2016, growing to $125 billion.

Financial Summary

Revenue

Over the last 3 years WHS has maintained an average annual revenue of £40,000 with no capital injection.

Future Business Objectives \ Growth

In connection with the purchase of all the equity interests of WHS, Data Cloud agreed to make a capital investment of USD $10,000 per month into WHS for 3 months (for a total of USD $30,000). WHS anticipates that the capital investment will be split to cover operational costs as well as marketing costs.

Over the next six (6) to twelve (12) months, WHS anticipates completing the following based on the capital investment of USD $30,000:

•           Offering of new cloud services to larger client spend from a SMB;

•           Continuing to offer web hosting services through its current web site portal;

•           Building a white label cloud website for service offerings;

•           Continuing to maintain the current client assets of the business for the next 6 months / 12 months; and

MARKETING OBJECTIVE \ STRATERGY

WHS believes that in order for it to grow, it needs to diversify the methods it uses for generating business leads through various marketing strategies. WHS anticipates engaging a marketing agency as well as conducting online advertising such as Google, Bing and local business forums.

WHS’s anticipated marketing activities are as follows:

1) Marketing Agency to conduct the following:

    A) E-mail campaigns \ 1 day a week

     B) Lead follow ups \ 1 day a week

     C) Contract service tendering \ 2 days a week (research and search for tendering from both private as well as public entities such as the NHS).

2) Purchase a B2B Email contact database and utilize a freelance social media agency to conduct:

•           Weekly promotion feeds for Twitter and Facebook

•           Facebook campaigns to drive traffic to website

 3) Purchase online marketing advertisements for Google advertising

In addition, WHS intends for Mr. Holland to attend business and IT and cloud computing events and to eventually purchase sponsorships at business events.

Item 1A. Risk Factors.

Risks Related to Our Business

Risks Related to Our Business and Our Industry

Our quarterly and annual operating results may be adversely affected due to a variety of factors, which could make our future results difficult to predict and could cause our operating results to fall below investor or analyst expectations.

Our quarterly and annual operating results may be adversely affected due to a variety of factors that could affect our revenue or our expenses in any particular period. You should not rely on quarter-to-quarter comparisons of our operating results as an indication of future performance. Factors that may adversely affect our quarterly and annual operating results may include:

-	our ability to attract new subscibers and retain existing subscribers;
-	our ability to acquire subscribers in a cost-effective way;

-	our ability to maintain a high level of subscriber satisfaction;

-	competition in the market for our products and services;

-	rapid technological change, frequent new product and service introductions, and evolving industry standards;

-	systems, data center and Internet failures and service interruptions;

-	difficulties in distributing new products or services;

-	terminations of, disputes with, or material changes to our relationships with third-party partners, including referral sources, product partners and payment processors;

-	a shift in subscriber demand to lower margin solutions, which could increase our cost of revenue;

-	reductions in the selling prices for our solutions; and

-	changes in regulation or to regulatory bodies, such as the Internet Corporation for Assigned Names and Numbers, or ICANN, that could affect our business and our industry.

It is possible that in one or more future quarters, due to any of the factors listed above, a combination of those factors or other reasons, our operating results may be below our expectations and the expectations of research analysts and investors. In that event, our stock price could decline substantially.

The rate of growth of the  SMB market for our solutions could be significantly lower than our estimates. If demand for our products and services does not meet expectations, our ability to generate revenue and meet our financial targets could be adversely affected.

Although we expect continued demand in the SMB market for our cloud-based solutions, it is possible that the rate of growth may not meet our expectations, or the market may not grow at all, either of which would adversely affect our business. Our expectations for future revenue growth are based in part on assumptions reflecting our industry knowledge and experience serving SMBs, as well as our assumptions regarding demographic shifts, growth in the availability and capacity of Internet infrastructure internationally and the general economic climate. If any of these assumptions proves to be inaccurate, then our actual revenue growth could be significantly lower than our expected revenue growth.

Our ability to compete successfully depends on our ability to offer an integrated and comprehensive suite of products and services that enable our subscribers to establish, manage and grow their businesses. Our web presence and commerce offerings are predicated on the assumption that an online presence is, and will continue to be, an important factor in our subscribers’ abilities to establish, expand, manage and monetize their online presence quickly, easily and affordably. If we are incorrect in this assumption, for example due to the introduction of a new technology or industry standard that supersedes the importance of an online presence or renders our existing or future solutions obsolete, then our ability to retain existing subscribers and attract new subscribers could be adversely affected, which could harm our ability to generate revenue and meet our financial targets.

If we are unable to maintain a high level of subscriber satisfaction, demand for our solutions could suffer.

We believe that our future revenue growth depends on our ability to provide subscribers with quality service that meets or exceeds our subscribers’ expectations. We are not always able to provide our subscribers with this level of service, and our subscribers occasionally encounter interruptions in service and other technical challenges and pursue billing disputes. If we are unable to provide subscribers with quality service, this may result in subscriber dissatisfaction, and we could face damage to our reputation, claims of loss, negative publicity, decreased overall demand for our solutions and loss of revenue, any of which could have a negative effect on our business, financial condition and operating results.

In addition, we may from time to time fail to meet the needs of specific subscribers in order to best meet the service expectations of our overall subscriber base. For example, we may suspend a subscriber’s website when it is harming other subscribers’ websites or disrupting servers supporting those websites, such as when a hacker installs malware on a subscriber’s website without that subscriber’s authorization or knowledge. Although such service interruptions are not uncommon in a cloud-based environment, we risk subscriber dissatisfaction by interrupting one subscriber’s service to prevent further attacks on or data breaches for other subscribers, and this could damage our reputation and have an adverse effect on our business.

We may not be able to continue to add new subscribers or increase sales to our existing subscribers, which could adversely affect our operating results.

Our growth is dependent on our ability to continue to attract new subscribers while retaining and expanding our products and services to existing subscribers. Growth in the demand for our products and services may be inhibited, and we may be unable to sustain growth in our subscriber base, for a number of reasons, including, but not limited to:

-	our failure to develop or offer new or additional products and services in a timely manner that keeps pace with new technologies and the evolving needs of our subscribers;

-
our inability to market our solutions in a cost-effective manner to new subscribers and to increase our sales to existing subscribers, including due to changes in regulation, or to changes in the enforcement of existing regulation, that would impair our marketing practices, require us to change our sign-up processes or to increase disclosure designed to provide greater transparency as to how we bill and deliver our services;

-	changes in search engine ranking algorithms which may have the effect of increasing our marketing costs to offset lower search engine rankings;

-	failure of our third-party development partners, on which we rely to provide a majority of our offerings, to continue to support existing products and to develop and support new products;

-	the inability of our subscribers to differentiate our solutions from those of our competitors or our inability to effectively communicate such distinctions;

-	our inability to maintain a consistent user experience and timely and consistent product upgrade schedule for all of our subscribers;

-	our inability to penetrate, or adapt to requirements of, international markets;

-	our inability to enter into automatically renewing contracts with our subscribers or increase subscription prices;

-
the decisions by our subscribers to move the hosting of their Internet sites and web infrastructure to their own IT systems, into co-location facilities or to our competitors if we are unable to effectively market the scalability of our solutions;

-	subscriber dissatisfaction causing our existing subscribers to stop referring prospective subscribers to us; and

-	perceived or actual security, integrity, reliability, quality or compatibility problems with our solutions, including related to unscheduled downtime, or outages.

We have a risk of system and Internet failures and have not yet implemented a complete disaster recovery plan, and any interruptions could harm our reputation, cause our subscribers to seek reimbursement for services paid for and not received, and cause our subscribers to seek to replace us as a provider of their cloud-based solutions.

We must be able to operate our applications and systems without interruption. Since our ability to retain and attract subscribers depends on our ability to provide highly reliable service, even minor interruptions in our service or losses of data could harm our reputation. Our applications, systems, power supplies, customer support centers and co-located data centers are subject to various points of failure, including:

-	human error or accidents;

-	power loss;

-	equipment failure;

-	Internet connectivity downtime;

-	improper building maintenance by the landlords of the buildings in which our co-located data centers are located;

-	physical or electronic security breaches;

-	computer viruses;

-	fire, hurricane, flood, earthquake, tornado and other natural disasters;

-	water damage;

-	terrorism;

-	intentional bad acts, such as sabotage and vandalism;

-	pandemics; and

-	failure by us or our vendors to provide adequate service to our equipment.

We have experienced system failures and delays and periodic interruptions in service in the past, including due to accidental or intentional actions of Internet users and others, and we will likely experience future system failures or outages that disrupt the operation of our solutions and harm our business. Our systems are not fully redundant, and we have not yet implemented a complete disaster recovery plan or business continuity plan.

Our co-located data centers are also susceptible to impairment resulting from electrical power outages due to the amount of power and cooling they require to operate. Since we rely on third parties to provide our co-located data centers with power sufficient to meet our needs, we cannot control whether our co-located data centers will have an adequate amount of electrical resources necessary to meet our subscriber requirements. We attempt to limit exposure to system downtime due to power outages by using backup generators and power supplies. However, these protections may not limit our exposure to power shortages or outages entirely.

Any of these events could materially increase our expenses or reduce our revenue, damage our reputation and cause us to lose current and potential subscribers, which would have a material adverse effect on our operating results and financial condition.

We face significant competition for our solutions in the SMB market, which we expect will continue to intensify and which could require us to reduce our selling prices. As a result of such competitive pressures, we may not be able to maintain or improve our competitive position or market share.

The SMB market for cloud-based technologies is highly competitive and constantly evolving. We expect competition to increase from existing competitors as well as potential new market entrants. Most of our existing competitors are expanding the variety of solution-based services that they offer to SMBs. We also may face significant competition from new entrants into the markets we serve. Our competitors include providers of:

-	web presence and commerce offerings, such as domain name registrars, shared hosting providers, website creation and management companies and e-commerce service providers;

-	computing resources and security offerings, such as on-demand computing resources and online security offerings;

-	marketing solutions, such as search engine marketing (SEM) companies, search engine optimization (SEO) companies, local directory listing companies and online and offline business directories; and

-	productivity tools, such as business-class email, calendaring and file-sharing.

Some of these competitors may have greater resources, more brand recognition and consumer awareness, greater international scope and larger subscriber bases than we do. As a result, we may not be able to compete successfully against them. If these companies decide to devote greater resources to the development, promotion and sale of their products and services, greater numbers of SMBs may choose to use these competitors for creating an online presence and as a general platform for running online business operations.

There are relatively few barriers to entry in this market, especially for providers of niche services, which often have low capital and operating expenses and the ability to quickly bring products to market that meet specific subscriber needs. Accordingly, as this market continues to develop, we expect the number of competitors to increase. The continued entry of competitors into the cloud-based technologies market, and the rapid growth of some competitors that have already entered the market, may make it difficult for us to maintain our market position.

In addition, in an attempt to gain market share, competitors may offer aggressive price discounts or alternative pricing models, such as so-called “freemium” pricing in which a basic offering is provided for free with advanced features provided for a fee, on the services they offer, or increase commissions paid to their referral sources. These pricing pressures may require us to match these discounts and commissions in order to remain competitive, which would reduce our margins or cause us to fail to attract new subscribers that decide to purchase the discounted service offerings of our competitors. As a result of these factors, it is difficult to predict whether we will be able to maintain our average selling prices, pricing models and commissions paid to our referral sources. If we reduce our selling prices, alter our pricing models or increase commissions paid to our referral sources, it may become increasingly difficult for us to compete successfully, our profitability may be harmed and our operating results could be adversely affected.

We must keep up with rapid and ongoing technological change to remain competitive in a rapidly evolving industry.

The cloud-based technology industry is characterized by rapid and ongoing technological change, frequent new product and service introductions, and evolving industry standards. Our future success will depend on our ability to adapt quickly to rapidly changing technologies, to adapt our solutions to evolving industry standards and to improve the performance and reliability of our applications and services. To achieve market acceptance for our applications and services, we must anticipate subscriber need and offer solutions that meet changing subscriber demands quickly and effectively. Subscribers may require features and functionality that our current applications and services do not have or that our platforms are not able to support. If we fail to develop solutions that satisfy subscriber preferences in a timely and cost-effective manner, our ability to renew our agreements with existing subscribers and our ability to increase demand for our solutions will be harmed.

In addition, the manner in which we market to our subscribers must keep pace with technological change. For example, application marketplaces, mobile platforms and new search engines and search methods are changing the way in which consumers find, purchase and use our solutions. If we are not able to take advantage of such technologies or if existing technologies or systems, such as the domain name system, become obsolete, we may be unable to continue to attract new subscribers or sell additional solutions to our existing subscribers.

Third parties provide a majority of our product and service offerings. Our future success will depend on our ability to continue to identify and partner with third parties who offer and are able to adapt to new technologies and to develop compelling and innovative solutions that can be quickly integrated with our platform and brought to market. If we or our third-party partners are unable to adapt to rapidly changing technologies and develop solutions that meet subscriber requirements, our revenue and operating results will be adversely affected.

If we do not maintain a low rate of credit card chargebacks and protect against breach of the credit card information we store, we will face the prospect of financial penalties and could lose our ability to accept credit card payments from subscribers, which would have a material adverse effect on our business, financial condition and operating results.

A majority of our revenue is processed through credit card transactions. Under current credit card industry practices, we are liable for fraudulent and disputed credit card transactions because we do not obtain the cardholder’s signature at the time of the transaction, even though the financial institution issuing the credit card may have authorized the transaction. Although we focus on keeping our rate of credit card refunds and chargebacks low, if our refunds or chargebacks increase, our credit card processors could require us to increase reserves or terminate their contracts with us, which would have an adverse effect on our financial condition. Our failure to limit fraudulent transactions conducted on our websites, such as through the use of stolen credit card numbers, could also subject us to liability.

We could also incur significant fines or lose our ability to give subscribers the option of using credit cards to fund their payments or pay their fees to us if we fail to follow payment card industry data security standards, even if there is no compromise of subscriber information. Although we strive to be in compliance with such payment card industry data security standards, and we do not believe that there has been a compromise of subscriber information, we are not currently in full compliance with these standards. Accordingly, we could be fined, or our services could be suspended, for such failure to comply with payment card industry data security standards, which would cause us to not be able to process payments using credit cards. If we are unable to accept credit card payments, our financial condition, results of operation and cash flows would be adversely affected.

In addition, we could be liable if there is a breach of the credit card information we store. Online commerce and communications depend on the secure transmission of confidential information over public networks. We rely on encryption and authentication technology that we have developed internally, as well as technology that we license from third parties, to provide security and authentication for the transmission of confidential information, including subscriber credit card numbers. However, we cannot ensure that this technology can prevent breaches of the systems that we use to protect subscriber credit card data. Although we maintain network security insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on reasonable terms, or at all. In addition, some of our third-party partners also collect information from transactions with our customers, and we may be subject to litigation or our reputation may be harmed if our partners fail to protect our subscribers’ information or if they use it in a manner that is inconsistent with our practices.

Data breaches can also occur as a result of non-technical issues. Under our contracts with our card processors, if there is unauthorized access to, or disclosure of, credit card information that we store, we could be liable to the credit card issuing banks for their cost of issuing new cards and related expenses.

We may need additional equity, debt or other financing in the future, which we may not be able to obtain on acceptable terms, or at all, and any additional financing may result in restrictions on our operations or substantial dilution to our stockholders.

Our ability to obtain debt or equity funding will depend on a number of factors, including market conditions, interest rates, our operating performance and investor interest. Additional funding may not be available to us on acceptable terms or at all. If adequate funds are not available, we may be required to reduce expenditures, including curtailing our growth strategies, foregoing acquisitions or reducing our product development efforts. If we succeed in raising additional funds through the issuance of equity or convertible securities, then the issuance could result in substantial dilution to existing stockholders. If we raise additional funds through the issuance of debt securities, these new securities would have rights, preferences and privileges senior to those of the holders of our common stock. In addition, any debt financing that we may obtain in the future could have restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.

We rely on a limited number of co-located data centers to deliver most of our services. If we are unable to renew our data center agreements on favorable terms, or at all, our operating margins and profitability could be adversely affected and our business could be harmed.

We do not own our data centers. Rather, we occupy them pursuant to co-location service agreements with third-party data center facilities which have built and maintain the co-located data centers for us and other parties.

Our existing co-located data center agreements may not provide us with adequate time to transfer operations to a new facility in the event of early termination or if we were unable to negotiate a short-term transition arrangement or renew these agreements on terms acceptable to us. If we were required to move our equipment to a new facility without adequate time to plan and prepare for such migration, we would face significant challenges due to the technical complexity, risk and high costs of the relocation. Any such migration would result in significant costs for us and significant downtime for large numbers of our subscribers. This could damage our reputation and cause us to lose current and potential subscribers, which would harm our operating results and financial condition.

We currently intend to continue to contract with third-party data center operators, but we could be forced to re-evaluate those plans depending on the availability and cost of data center facilities, the ability to influence and control certain design aspects of the data center, and economic conditions affecting the data center operator’s ability to add additional facilities.

If our solutions and software contain serious errors or defects, then we may lose revenue and market acceptance and may incur costs to defend or settle claims.

Complex technology platforms, software applications and systems such as ours often contain errors or defects, such as errors in computer code or other systems errors, particularly when first introduced or when new versions or enhancements are released. Because we also rely on third parties to develop many of our solutions, our products and services may contain additional errors or defects as a result of the integration of the third party’s product. Despite quality assurance measures, internal testing and beta testing by our subscribers, we cannot guarantee that our current and future solutions will not be free of serious defects, which could result in lost revenue or a delay in market acceptance.

Since our subscribers use our solutions to maintain an online presence for their business, errors, defects or other performance problems could result in damage to our subscribers and their businesses. They could elect not to renew their agreements, delay or withhold payments to us, or seek significant compensation from us for the losses they or their businesses suffer. Although our subscriber agreements typically contain provisions designed to limit our exposure to certain claims, existing or future laws or unfavorable judicial decisions could negate or diminish these limitations. Even if not successful, a claim brought against us could be time-consuming and costly and could seriously damage our reputation in the marketplace, making it harder for us to acquire and retain subscribers.

Security and privacy breaches may harm our business.

Due to the fact that our solutions are cloud-based, we store and transmit large amounts of sensitive, confidential, personal and proprietary information over public communications networks. Any security breach, virus, accident, employee error, criminal activity or malfeasance, fraudulent service plan order, impersonation scam perpetrated against us, intentional misconduct by computer hackers or similar breach or disruption could result in unauthorized access, usage or disclosure, or loss of, confidential information, as well as interruptions, delays or cessation of service to our subscribers, each of which may cause damage to our reputation and result in increased security costs, litigation, regulatory investigations or other liabilities.

Organizations generally, and Internet-based organizations in particular, remain vulnerable to highly targeted attacks aimed at exploiting network-specific applications or weaknesses. Techniques used to obtain unauthorized access to, or to sabotage, systems often are not recognized until launched against a target. Hackers are increasingly using powerful new tactics including evasive applications, proxies, tunneling, encryption techniques, vulnerability exploits, buffer overflows, denial of service attacks, or DDoS attacks, botnets and port scans. For example, from time to time, we and many other Internet-based businesses are the targets of DDoS attacks in which attackers attempt to block subscribers’ access to our websites. If we are unable to avert a DDoS or other attack for any significant period, we could sustain substantial revenue loss from lost sales and subscriber dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Moreover, we may not be able to immediately detect that such an attack has been launched, if, for example, unauthorized access to our systems was obtained without our knowledge in preparation for an attack contemplated to commence in the future. Cyber-attacks may target us, our subscribers, our partners, banks, credit card processors, delivery services, e-commerce in general or the communication infrastructure on which we depend.

Our subscribers may also use weak passwords, accidentally disclose their passwords or store them on a mobile device that is lost or stolen, or otherwise compromise the security of their data, creating the perception that our systems are not secure against third-party access. In addition, if third parties with which we work, such as vendors or developers, violate applicable laws or our policies, such violations may also put our subscribers’ information at risk and could in turn have an adverse effect on our business.

If an actual or perceived security breach occurs, the market’s perception of our security measures could be harmed and we could lose sales and current and potential subscribers. Any significant violations of data privacy could result in the loss of business, litigation and regulatory investigations and penalties that could damage our reputation and adversely affect our operating results and financial condition. Furthermore, if a high profile security breach occurs with respect to another provider of cloud-based technologies, our subscribers and potential subscribers may lose trust in the security of these business models generally, which could harm our ability to retain existing subscribers or attract new ones.

Our use of “open source” software could adversely affect our ability to sell our services and subject us to possible litigation.

We use open source software in providing a substantial portion of our solutions, and we may incorporate additional open source software in the future. Such open source software is generally licensed by its authors or other third parties under open source licenses. If we fail to comply with these licenses, we may be subject to certain conditions, including requirements that we offer our solutions that incorporate the open source software for no cost; that we make available source code for modifications or derivative works we create based upon, incorporating or using the open source software; and/or that we license such modifications or derivative works under the terms of the particular open source license. In addition, if a third-party software provider has incorporated open source software into software that we license from such provider, we could be required to disclose any of our source code that incorporates or is a modification of such licensed software. If an author or other third party that distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to incur significant legal expenses defending such allegations and could be subject to significant damages, enjoined from the sale of our solutions that contained the open source software, and required to comply with the foregoing conditions, which could disrupt the distribution and sale of some of our solutions. In addition, there have been claims challenging the ownership of open source software against companies that incorporate open source software into their products. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open source software. Such litigation could be costly for us to defend, have a negative effect on our operating results and financial condition or require us to devote additional research and development resources to change our products.

We may face liability for, or become involved in disputes over, ownership or control of subscriber accounts, websites or domain names.

As a provider of cloud-based solutions, including as a registrar of domain names and related services, we from time to time become aware of disputes over ownership or control of subscriber accounts, websites or domain names. For example, disputes may arise as a result of a subscriber’s engaging a webmaster or other third party to help set up a web hosting account, register or renew a domain name, build a website, upload content, or set up email or other services.

We could face potential tort law liability for our failure to renew a subscriber’s domain. We could also face potential tort law liability for our role in the wrongful transfer of control or ownership of accounts, websites or domain names. The safeguards and procedures we have adopted may not be successful in insulating us against liability from such claims in the future. In addition, we face potential liability for other forms of account, website or domain name “hijacking,” including misappropriation by third parties of our network of subscriber accounts, websites or domain names and attempts by third parties to operate accounts, websites or domain names or to extort the subscriber whose accounts, websites or domain names were misappropriated. Furthermore, our risk of incurring liability for a security breach on or in connection with a subscriber account, website or domain name would increase if the security breach were to occur following our sale to a subscriber of an SSL certificate that proved ineffectual in preventing it. Finally, we are exposed to potential liability as a result of our domain privacy service, wherein the identity and contact details for the domain name registrant are masked. Although our terms of service reserve the right to provide the underlying WHOIS information and/or to cancel privacy services on domain names giving rise to domain name disputes, including when we receive reasonable evidence of an actionable harm, the safeguards we have in place may not be sufficient to avoid liability, which could increase our costs of doing business.

Occasionally a subscriber may register a domain name that is identical or similar to another party’s trademark or the name of a living person. Disputes involving registration or control of domain names are often resolved through the Uniform Domain Name Dispute Resolution Policy, or UDRP, ICANN’s administrative process for domain name dispute resolution, or less frequently through litigation under the Anticybersquatting Consumer Protection Act, or ACPA, or under general theories of trademark infringement or dilution. The UDRP generally does not impose liability on registrars, and the ACPA provides that registrars may not be held liable for registering or maintaining a domain name absent a showing of bad faith, intent to profit or reckless disregard of a court order by the registrar. However, we may face liability if we fail to comply in a timely manner with procedural requirements under these rules. In addition, these processes typically require at least limited involvement by us and, therefore, increase our cost of doing business. The volume of domain name registration disputes may increase in the future as the overall number of registered domain names increases.

Because we do not expect to pay any dividends on our common stock for the foreseeable future, you may never receive a return on your investment.

You should not rely on an investment in our common stock to provide dividend income. We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. In addition, our ability to pay cash dividends is currently limited by the terms of our credit agreements, and any future credit agreements may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our common stock.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the OTC Markets and other applicable securities rules and regulations. Compliance with these rules and regulations has increased and may continue to increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results.

We also expect that being a public company, subject to these rules and regulations, will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors and qualified executive officers.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

We currently depend on the continued services and performance of the one (1) employee of Data Cloud, James Holland. We have not entered into an employment agreement with Mr. Holland, and he can terminate his employment at any time after his first six (6) months of employment. The loss of Mr. Holland could disrupt our business, delay the development of new services, and decrease subscriber retention, which would have an adverse effect on our business.

As we continue to grow, we cannot guarantee we will be able to attract the personnel we need to maintain our competitive position. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively.

Data Cloud is obligated to pay 15% of WHS’s profits to Mr. Holland as long as he is employed by Data Cloud and this may negatively impact our business and results of operations.

In connection with the Purchase Agreement, Data Cloud, agreed to pay Mr. Holland 15% of all profits generated by WHS.  The profits are defined as total revenue minus total expenses.  The obligation to make such payment to Mr. Holland only lasts as long as he is employed by Data Cloud and may have a negative impact on our business and results of operations.

Other Risks

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules thereby potentially limiting the liquidity of our shares.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.  Our shares are quoted on the OTC Pink Sheets under the ticker symbol “CLOW”. NASD broker-dealers who act as market makers for our shares generally facilitate purchases and sales of our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

 The Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA has adopted rules that require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Because our principal assets will be located in the United Kingdom, outside of the United States, and our sole officer and director resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or our officer and director, or to enforce a judgment rendered by a United States court against us or our officer and director.

Our principal operations and assets are located in the United Kingdom, outside of the United States, and our sole executive officer and sole director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on our sole officer and director in the United States, and it may be difficult to enforce any judgment rendered against him. As a result, it may be difficult or impossible for an investor to bring an action against our sole officer and director, in the event that an investor believes that such investor's rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of the United Kingdom, or any other country, may render that investor unable to enforce a judgment against the assets of our sole officer. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws. We believe that if the prospective investors are located outside of the United States, that the protection afforded them by the United States bankruptcy code will be unavailable for them, or that it may not be enforceable where the primary assets are located.

Item 2. Financial Information.

Not applicable.

Item 3. Properties.

Cloudweb currently operates from Office 12a Greenhill Street  Stratford Upon Avon  Warwickshire, United Kingdom. We believe that our facilities are generally adequate for our current needs, and that suitable additional office space will be available as needed in the foreseeable future.

Item 4. Item Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 28, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) members of our Board of Directors, and or (iii) our executive officers. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of beneficial owner	Amount and nature of beneficial ownership(1)	Percent of class
Common Stock	Zhi De Liao(2) Hexiwan Gongguang 16 Dong 701 Fang Fangchengqu Fangchenggang, Shi, G, CHN China 538000	252,500,000	81%
Common Stock	Executive Officers and Directors as a Group (1 person)	252,500,000	81%

(1)
A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 28, 2016.  As of January 28, 2016, there were 312,513,800 shares of our common stock issued and outstanding.

(2) Liao Zhi De is Cloudweb’s Chief Executive Officer, Chief Financial Officer, President and member of the Board of Directors.  Mr. Liao received 2,500,000 shares of Cloudweb’s common stock pursuant to the Share Exchange Agreement.  In addition, Mr. Liao is the controlling person of Letterston Investments Limited which owns 250,000,000 restricted shares of Cloudweb’s common stock.  Letterston Investments Limited’s address is Offshore Incorporations Centre, Road Town, Tortola, B.V.I., British Virgin Islands.

 Item 5. Directors and Executive Officers.

(a) – (b) Identification of Directors and Executive Officers.

The Company: The following table identifies all of the members of Cloudweb’s Board of Directors and its Executive Officers. The members of the Board serve until the next annual meeting and a successor is appointed and qualified, or until resignation or removal.

Name	Age	Positions Held	Date of Appointment
Liao Zhi De	41	Chief Executive Officer, Chief Financial Officer, President, and Member of the Board of Directors	January 28, 2016

(c)  Identification of certain significant employees.

James Holland is the Chief Technology Officer of Data Cloud, our wholly owned subsidiary, and is responsible for managing the operations of WHS.  Mr. Holland’s employment was provided for in the Purchase Agreement whereby Data Cloud purchased 100% of the outstanding equity interests of WHS.

(d) Family relationships. None.

(e)  Business experience

Mr.  Liao Zhi De – Chief Executive Officer, Chief Financial Officer, President and Member of the Board of Directors

Mr. Liao Zhi De, age 41 received a Bachelor’s degree in Administrative Management in 1994, and a Master of Business Administration degree in 1997 from Guangxi Normal University. From Jan 2010 through Sept 2011, he served as a Production Manager for Beihai Kingsky Enterprise Co.Ltd, before moving to Shengde Guangxi Intergrated Project and Operations in October 2011 to manage production and logistics until Dec 2015. Currently Mr. Liao is the CEO and owner of CloudWeb and intends to manage Cloudweb full time in 2016

Mr. Liao has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

Mr. James Holland – Chief Technology Officer of Data Cloud

Since June 2006, Mr. Holland, age 45, has been the Director of Operations and Service Delivery for Web Hosting Solutions, which became a private limited company wholly owned by in Mr. Holland in 2012.  Mr. Holland’s areas of responsibility include customer service, digital growth, business mentoring, costing for outsourcing of services and overall responsibility for IT operations for Web Hosting Solutions.  Mr. Holland received a BTEC ONC in Business and Finance from Evesham College, Worcester in 1992, and a BTEC HND in Information Systems from Gloucestershire University Park IT campus in 1999.

Mr. Holland has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

(f)   Involvement in certain legal proceedings.

None of Cloudweb’s executive officers or directors have been involved in any legal proceedings during the past five (5) years.

(g)  Promoters and control persons.

Liao Zhi De is Cloudweb’s Chief Executive Officer, Chief Financial Officer, President and member of the Board of Directors.  Mr. Liao is the beneficial owner of 252,500,000 shares of Cloudweb’s common stock, which represents 81%% of the total shares issued and outstanding. Therefore Mr. Liao is Cloudweb’s controlling shareholder. Mr. Liao has not been a party to any legal proceedings at any time during the past five (5) years.

Item 6. Executive Compensation.

Pursuant to the Purchase Agreement between Data Cloud and Mr. Holland, which closed November 25, 2015, Data Cloud, our wholly-owned subsidiary, agreed to (a) appoint Mr. Holland to its Board of Directors, (b) employ Mr. Holland on terms described below, and (c) invest a minimum of USD $10,000 per month in debt or equity into WHS for three (3) consecutive months following the closing of the transaction.

Data Cloud employs Mr. Holland to continue management and operations of WHS during the period of his employment.  The compensation during the term of his employment with Data Cloud will consist of (i) a fixed salary of GBP1,750 per month, (ii) fifteen percent (15%) of all profits generated by WHS during the period of Mr. Holland’s employment with Data Cloud, (iii) and an automobile lease .  For purposes of the above calculation, “profits” means revenue minus expenses.  Mr. Holland’s employment with Data Cloud can be terminated by him or Data Cloud, for any or no reason, upon ninety (90) days advance notice after the first six (6) months of his employment (during the first six (6) months neither party may terminate).  Upon termination, Data Cloud shall have no further obligation to pay any compensation to Mr. Holland.

Except as provided above, we presently do not have employment agreements with any of our named executive officers and we have not established a system of executive compensation or any fixed policies regarding compensation of executive officers.

As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

 Summary Compensation Table

 The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer of WHS for our last two completed fiscal years for all services rendered to us.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards	All Other Compensation	Total
James Holland, Chief Technology Officer of Data Cloud	2015	-0-	-0-	-0-	-0-	-0-
	2014	-0-	-0-	-0-	-0-	-0-

Narrative Disclosure to the Summary Compensation Table

Web Hosting Solutions President/CTO, Mr. Holland, has not been a paid a salary, wages or other compensation for his services as an officer of Web Hosting Solutions during the past two (2) fiscal years. During such period of time, Mr. Holland was also the sole owner of Web Hosting and received owner withdrawals from the company.  Pursuant to the Share Purchase Agreement between our subsidiary Data Cloud, Web Hosting Solutions and Mr. Holland, whereby Data Cloud acquired 100% ownership of Web Hosting, Data Cloud agreed to pay to Mr. Holland a monthly salary of €1,750 plus fifteen percent (15%) of all profits generated from by Web Hosting Solutions during Mr. Holland’s employment by Data Cloud, which may be terminated by either party upon ninety (90) days prior notice.

Securities Authorized for Issuance Under Equity Compensation Plans

We have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Except as provided above, Cloudweb has not paid any compensation to any of its officers or directors and does not have any agreements in place or understandings to pay any compensation to its officers and directors.

Item 7. Certain Relationships and Related Transactions and Director Independence.

Other than as described below, Cloudweb has not engaged in any transactions with any of its related persons since the beginning of 2015.

On January 28, 2016, Cloudweb entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Liao Zhi De, whereby Cloudweb issued 2,500,000 shares of its common stock in exchange for 100% of the issued and outstanding equity interests of Data Cloud.  On November 25, 2015, Data Cloud completed the purchase of 100% of the issued and outstanding equity interests of WEB HOSTING SOLUTIONS LTD., a United Kingdom company (“WHS”) from James Holland, an individual residing in the United Kingdom, pursuant to the Share Purchase Agreement, dated October 23, 2015, by and between Data Cloud Inc. (formerly Cloudweb Inc.), Mr. Holland and WEB HOSTING SOLUTIONS LTD. (the “Purchase Agreement”).  Mr. Liao is Cloudweb’s Chief Executive Officer, Chief Financial Officer, President and member of the Board of Directors.  Mr. Liao is also the controlling shareholder of Cloudweb.

Item 8. Legal Proceedings.

None.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Not applicable.

Item 10. Recent Sales of Unregistered Securities.

On May 25, 2014, Cloudweb issued 10,000,000 shares of common stock to Amy Chaffe as founders’ shares in exchange for $20,500.00.

The foregoing issuances of securities were exempt from registration pursuant to Rule 506 of Regulation D. Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. The purchaser of the securities represented to the Company that they were purchasing the securities for their own account and not for the account of any other persons. The purchasers were provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

On January 28, 2016, Cloudweb entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Liao Zhi De whereby Cloudweb issued 2,500,000 shares of its common stock in exchange for 100% of the issued and outstanding equity interests of Data Cloud.

The foregoing issuance was made to non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended (the “Act”), as the conditions of Regulation S were met, including but not limited to the following conditions:

•        The party receiving shares is a resident and citizens of a foreign country and was not in the United States at the time of the sale of the shares;

•        The party receiving shares agree to resell the shares only in accordance with Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration; and

•       The certificate representing the shares sold contain a legend that transfer of the shares is prohibited except in accordance with the provisions of Regulation S, pursuant to a registration under the Act, or pursuant to an available exemption from registration and the hold may engage in hedging transactions with regards to Cloudweb's common stock unless in compliance with the Act.

Item 11. Description of Registrant’s Securities to be Registered.

General

Common Stock

Our authorized capital stock consists of 500,000,000 shares of Common Stock, no par value per Share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our bylaws that may make changes of control more difficult. Such provisions include the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the President, any two directors, or the holders of more than sixty percent (60%) of the shares of the capital stock of the corporation, with such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President, or the Secretary.    In the case of a failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

The Company’s Articles of Incorporation do not authorize any series of preferred stock.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Globex Transfer, LLC, 780 Deltona Boulevard, Suite 202, Deltona, Florida 32725.

Item 12. Indemnification of Directors and Officers.

The officers and directors of the Company are indemnified as provided by the Florida Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Articles of Incorporation, Florida law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
b.	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.	a transaction from which the director derived an improper personal profit; and
d.	willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Florida against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right, which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

 The Bylaws of the Company provide that the Company will indemnify its director and officer to the fullest extent not prohibited by Florida law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Florida law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Item 13. Financial Statements and Supplementary Data.

Not applicable.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a)
Financial Statements. The Company will file an amendment to this Form 8-K within seventy-one (71) days from January 28, 2016, the financial statements of WHS for the period required by the applicable regulations of the Securities and Exchange Commission.

(b)	Exhibits.

3.1 Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 filed with the SEC on October 7, 2014, file number 333-199193.

3.2 Bylaws of Registrant incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1 filed with the SEC on October 7, 2014, file number 333-199193.

10.1 Share Exchange Agreement, between Cloudweb, Inc., a Florida corporation, and Liao Zhi De, dated January 28, 2016.

10.2 Share Purchase Agreement dated October 23, 2015, by and between Cloudweb Inc., a Nevada corporation (now known as “Data Cloud Inc.”), James Holland, an individual residing in the United Kingdom, and Web Hosting Solutions Ltd. A United Kingdom company.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On January 28, 2016, a change in control of Cloudweb Inc. (the "Company") occurred by virtue of the Company's largest shareholder Amy Chaffe selling all of the shares of the Company's common stock that she owned, which was in the amount of 250,000,000 shares, to certain third party investors. Such shares sold by Ms. Chaffe represented 80% of the Company's total issued and outstanding shares of common stock. As part of the sale of the shares, the purchaser of such shares, Mr. Liao Zhi De, arranged with Ms. Chaffe for Mr. Liao to be appointed to Company's Board of Directors and as an executive officer of the Company (see Item 5.02 below). Immediately thereafter, Ms. Chaffe resigned as a member of the Board.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective January 28, 2016, Cloudweb accepted the resignation of Amy Chaffe as the President, Chief Executive Officer, Chief Financial Officer, and sole member of Cloudweb’s Board of Directors. The resignation of Ms. Chaffe was not due to any disagreements with Cloudweb on any matter relating to its operations, policies or practices.  Simultaneously, Mr. Liao Zhi De was elected as Cloudweb’s Chief Executive Officer, President, Chief Financial Officer, and as the sole member of Cloudweb’s Board of Directors.

Biographies

Mr. Liao Zhi De, age 41 received a Bachelor’s degree in Administrative Management in 1994, and a Master of Business Administration degree in 1997 from Guangxi Normal University. From Jan 2010 through Sept 2011, he served as a Production Manager for Beihai Kingsky Enterprise Co.Ltd, before moving to Shengde Guangxi Intergrated Project and Operations in October 2011 to manage production and logistics until Dec 2015. Currently Mr. Liao is the CEO and owner of CloudWeb and intends to manage Cloudweb full time in 2016

Mr. Zhi De Liao has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a)
Financial Statements.  The Company will file an amendment to this Form 8-K within seventy-one (71) days from January 28, 2016, the financial statements of WHS for the period required by the applicable regulations of the Securities and Exchange Commission.

(b)	Exhibits.

3.1 Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 filed with the SEC on October 7, 2014, file number 333-199193.

3.2 Bylaws of Registrant incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1 filed with the SEC on October 7, 2014, file number 333-199193.

10.1 Share Exchange Agreement, between Cloudweb, Inc., a Florida corporation, and Zhi De Liao, dated January 28, 2016.

10.2 Share Purchase Agreement dated October 23, 2015, by and between Cloudweb Inc., a Nevada corporation (now known as “Data Cloud Inc.”), James Holland, an individual residing in the United Kingdom, and Web Hosting Solutions Ltd. A United Kingdom company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUDWEB, INC.

DATE: January 29, 2016

By:/s/ Zhi De Liao
Name: Zhi De Liao
Title: Chief Executive Officer